UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 9, 2005
(Date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices, including zip code)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On Friday, December 9, 2005, the Board of Directors of Vascular Solutions, Inc. (the “Company”) approved an amendment to the Company’s Stock Option and Stock Award Plan (the “Plan”) and two new forms of agreements for awards under the Plan. Under the Plan each non-employee director of the Company is granted an option to purchase 10,000 shares of the Company’s common stock upon election or re-election to the Board. The amendment to the Plan revised the vesting provisions for these options granted to the non-employee directors under the Plan. Prior to the amendment each such option was fully vested as of the grant date of the option. After the amendment each such option will vest in 12 equal monthly installments over the 12 months following the grant date. The amendment to the Plan also revised the language of the Plan to resolve an ambiguity in the provisions regarding the exercisability of a non-employee director option upon termination, death or disability of the director. The Plan now clearly provides that, upon termination of the director’s service as a director for any reason other than gross and willful misconduct, the option is exercisable for three months after termination, except that in the event the director dies or becomes disabled while the option is exercisable, then the option will be exercisable for 12 months after such death or disability or until the expiration of the term of the option, whichever comes first.

The Board also approved two forms of agreements for use in connection with awards under the Plan. One was a new version of the form of option agreement for use in granting non-employee director options under the Plan. This revised form reflects the new vesting provisions which were added to the plan by the amendment. The other new agreement is a form of restricted stock award agreement for use in granting restricted stock awards under the Plan. The restricted stock award agreement provides that the shares subject to the award will vest 50% on the second anniversary, an additional 25% on the third anniversary and the remaining 25% on the fourth anniversary of the date of grant, subject to earlier vesting in the event of a change in control as defined in the form of agreement. The recipient of the award will be entitled to exercise the rights of a stockholder, including the right to vote the shares and receive dividends on the shares, after the date of grant of the award. If the recipient of a restricted stock award ceases to be an employee of the Company for any reason, including termination, death or disability, prior to the vesting of all of the shares subject to the award, then the recipient forfeits all rights to the unvested shares subject to the award.

The Plan as amended, as well as the revised form of non-employee director stock option agreement and the new form of restricted stock award agreement, are each filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

10.1	Stock Option and Stock Award Plan as amended December 9, 2005

10.2	Form of Board of Directors Stock Option Agreement (Plan), as amended December 9, 2005

10.3	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: December 14, 2005	By:	/s/ James Hennen
James Hennen Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option and Stock Award Plan as amended December 9, 2005

10.2	Form of Board of Directors Stock Option Agreement (Plan), as amended December 9, 2005

10.3	Form of Restricted Stock Award Agreement